UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): December 21, 2022

ChargePoint Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 East Hacienda Avenue Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

(408) 841-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2022, Eric Sidle notified ChargePoint Holdings, Inc. (the “Company”) of his intention to resign from his position as Chief Technology Officer of the Company effective as of January 31, 2023. The Company will disclose the terms of any separation agreement governing Mr. Sidle’s departure, once determined, in a subsequent Current Report on Form 8-K.

On December 22, 2022, the Company amended the duties and changed the title for Rick Wilmer to Chief Operating Officer. Previously, Mr. Wilmer had served as the Company’s Chief Customer and Operations Officer since July 11, 2022. In connection with his appointment as Chief Operating Officer, Mr. Wilmer will be paid an annual base salary of $475,000 (“Base Salary”), and Mr. Wilmer will be eligible to participate in the Company’s executive bonus program with a target bonus equal to 75% of his Base Salary. In addition, Mr. Wilmer will be eligible to receive a restricted stock unit award (“RSU Award”) with a target value of $2,000,000. The RSU Award will be subject to vesting and other terms and conditions as set forth in the applicable agreement underlying such awards. The Company will file any amended employment agreement with respect to Mr. Wilmer’s promotion in connection with filing its Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Rebecca Chavez
Name: Rebecca Chavez
Title: General Counsel

Date: December 22, 2022